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                                                                   EXHIBIT 4.2.1

                     AMENDMENT TO CERTIFICATE OF DESIGNATION

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           PATTERSON-UTI ENERGY, INC.

     It is hereby certified that pursuant to authority granted to and vested in the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation, the Board of Directors of the Corporation has duly adopted the following resolutions relating to an amendment to the Certificate of Designation filed with the Delaware Secretary of State on January 13, 1997 and subsequently filed as Annex A to the Certificate of Correction of the Restated Certificate of Incorporation of the Corporation filed on November 20, 2001:

     1. RESOLVED, that the Certificate of Designation of the Corporation filed by the Corporation with the Secretary of State of the State of Delaware on January 13, 1997 and attached as Annex A to the Certificate of Correction of the Restated Certificate of Incorporation filed on November 20, 2001, relating to the Series A Participating Preferred Stock of the Corporation is hereby amended as follows:

     (A) The number "100" appearing in the tenth and eleventh lines of Section 2(A) is hereby changed in each instance to the number "1,000;"

     (B) The number "100" appearing in the third line of Section 3(A) is hereby changed to the number "1,000;"

     (C) The dollar number "$1.00" appearing in the seventh line of Section 6(A) is hereby changed to the dollar number "$100" and the number "100" appearing in the thirteenth line of Section 6(A) is hereby changed to the number "1,000."

     (D) The number "100" appearing in the sixth line of Section 7 is hereby changed to the number "1,000."

     2. No shares of Series A Participating Preferred Stock of the Corporation have been issued or are outstanding.

     FURTHER RESOLVED, that the Certificate of Designation filed on January 13, 1997, as amended pursuant to the foregoing resolution, is hereby ratified and approved;

     AND BE IT FURTHER RESOLVED, that the proper officers of the Corporation be and each of them hereby is authorized to execute an amendment to the Certificate of

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Designation of Restated Certificate of Incorporation pursuant to the applicable section of the General Corporation Law of the State of Delaware and to take all appropriate action to cause that amendment to the certificate to be filed, recorded and become effective in accordance with Section 103 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, this Amendment to Certificate of Designation has been executed effective as of this 20th day of November, 2001.



                                       -----------------------------------------
                                       Jonathan D. Nelson
                                       Vice President - Finance, Chief Financial
                                       Officer, Secretary and Treasurer

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